CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "**Agreement**") is made and entered into with an effective date of February 15, 2021 (the "**Effective Date**"), by and between EMF Medical Devices, Inc., a Delaware corporation (the "**Company**") and John Ballard ("**Consultant**").

WITNESSETH:

WHEREAS, the Company desires to engage Consultant to provide certain advisory services on an independent contractor basis as outlined below, and Consultant wishes to provide such services to the Company; and

WHEREAS, the Company and Consultant desire to establish and document the terms and conditions of such consulting relationship between them.

NOW, THEREFORE, in consideration of the mutual promises and obligations of the parties set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Appointment of Consultant; Services.** The Company appoints Consultant and Consultant hereby accepts appointment as an independent contractor to perform consulting and advisory services in connection with redesigning the medical device assisting the company through the process of a reverse merger and assist in preparation of the registration statement (S-1) and the filing of 10Q (QUARTERLY REPORTS) and 10-K reports (YEAR END REPORTS).

2. **Term; Termination.** This Agreement will be effective as of the Effective Date and will continue in effect until July 31, 2022 or 18 months at which time the contract will expire ("Termination Date"). Upon termination of this Agreement for any reason, the Company will pay any and all unpaid consulting fees during the 18-month term of this contract in one lump sum payment.

3. **Services of Consultant.** During his engagement by the Company, Consultant will devote the commensurate amount of time required to diligently, competently, and to the best of his ability perform the Services. Consultant will be responsible for his expenses incurred in connection with the performance of the services described herein, including, without limitation, the costs and expenses of any insurance, office space, and supplies, as well as any applicable taxes, withholdings, contributions, fees or charges levied or required by any governmental entity as a result of Consultant's performance of the Services, as approved in advance by the Company. The Company agrees to reimburse Consultant for specific and reasonable expenses incurred by Consultant in the performance of his duties including travel expenses and all other expenses necessary to perform his duties, as approved in advance by the Company. Consultant will perform his duties at 6754 W. Hinsdale Place, Littleton Colorado 80128.

4. **Compensation of Consultant.** As compensation for the performance of the Services, the Company will pay Consultant as follows:

(a) Consulting Fees. The Company will pay Consultant a consulting fee of ten thousand dollars ($10,000.00) per month.

5. Common Stock. Consultant's ownership of the performance shares will vest according to the following schedule, **provided** that Consultant remains engaged hereunder at the time of each respective event specified below:

i. 200,000 shares to vest upon the closing of a merger of the Company into a publicly traded shell company.
ii. 50,000 shares upon delivery of 2 devices.
iii. 50,000 shares upon delivery of 8 devices which will be incremental to the number of devices as specified in item 4(b)ii.

6. Independent Contractor Status of Consultant.

(a) Consultant's legal status is as an independent contractor of the Company. Nothing in this Agreement makes Consultant the agent, partner, joint venturer, employee or legal representative of the Company for any purpose whatsoever; nor will Consultant hold himself out as such. Consultant will have no authority to bind the Company in any manner or for any purpose without the consent of the Company's Board of Directors.

(b) Consultant (and any employees or agents of Consultant) will not be employees of the Company for any purpose, including for purposes of the Fair Labor Standards Act's minimum wage and overtime provisions, nor any other provision of federal, state, or local law applicable to employees. Further, Consultant understands and agrees that he (and any employees or agents of Consultant) will not be entitled to any employment benefits that may be made available by the Company to its employees, including but not limited to vacation pay, sick leave, retirement benefits, social security, workers' compensation, health or disability benefits, and unemployment insurance benefits.

(c) Consultant acknowledges that he has not relied on any statements or representations by the Company or its attorneys with respect to the tax treatment of any compensation due under this Agreement. Consultant understands that the Company will not be responsible for withholding or paying any federal or state income, social security or other taxes in connection with any compensation paid under this Agreement, and Consultant agrees that he is solely responsible for any such tax payments.

7. Representations. Consultant hereby represents and warrants to the Company that (a) Consultant is free to enter into this Agreement with the Company and to perform the Services described herein to the best of his duties; (b) the execution of this Agreement and the performance of the Services by Consultant will not result in the breach of any express or implied, oral or written, contract or agreement, by which Consultant is bound (including, without limitation, any non-competition agreement with a current or prior employer); and (c) the execution of this Agreement and the performance of the Services will not at any time interfere with or violate any third party rights (including, without limitation, the use, disclosure, misappropriation, or infringement of any confidential information, proprietary rights or intellectual property belonging to any other person or entity).

8. Confidential Information. With respect to any technical or business information of the Company of a proprietary or confidential nature which is marked or otherwise identified in writing as confidential, which Consultant may obtain from the Company in the performance of the

Services hereunder or which is developed by Consultant as a direct result of Consultant's Services hereunder (all of such technical and business information being referred to hereinafter as "Company Information"), it is understood that unless disclosure or use of Company Information is specifically permitted by the Company, Consultant will for a period of three (3) years from the date of disclosure hereunder (i) treat Company Information as confidential; (ii) not use any Company Information except as and to the extent necessary for the performance of the Services hereunder; and (iii) not disclose any Company Information to any third party without prior written consent of the Company. Upon termination of this Agreement, Consultant will ensure that all Company Information is returned to the Company or destroyed as prescribed by the Company.

Consultant's obligations set forth in this Section 7 shall not apply with respect to any portion of the Company Information that (i) was in the public domain at the time it was communicated to Consultant under this Agreement; (ii) entered the public domain through no breach of this Agreement by Consultant, subsequent to the time it was communicated to Consultant under this Agreement; and (iii) is required to be disclosed in response to a valid order by a court or other governmental body, or as otherwise required by law

9. Non-Competition. Consultant hereby agrees not to directly or indirectly compete with the business of the Company during the Term of this Agreement and for a period of 24 months from the Termination Date. Consultant acknowledges that the Company may, in reliance of this agreement, provide Consultant access to trade secrets, customers and other confidential data and good will. Consultant agrees to retain said information as confidential and not to use said information on his or her own behalf or disclose same to any third party. Consultant also agrees to take reasonable security measures to prevent accidental disclosure. Consultant shall not own, manage, operate, consult or be employed in a business substantially similar to, or competitive with, the present business of the Company or such other business activity in which the Company may substantially engage during the term of this Agreement.

10. Intellectual Property. Title to all inventions and discoveries made either by Consultant or the Company resulting from Services performed hereunder shall reside in the Company. Consultant agrees to assign to the Company any right, title and interest he may have in any invention or discovery which Consultant conceives, develops and reduces to practice solely as a direct result of performing the Services for the Company under this Agreement. The Company and Consultant acknowledge that Consultant has an obligation to disclose inventions created by him to the Company.

11. Indemnification. The Company agrees to indemnify and hold Consultant harmless from and against any and all third-party liabilities, claims, causes of action, losses, costs, fees (including, without limitation, attorneys' fees), expenses, damages and penalties arising out of or related to the Services except to the extent attributable to Consultant's gross negligence or intentional misconduct in performing the Services or to Consultant's material uncured breach of this Agreement.

12. Benefit; Assignment. The rights, duties and obligations of the parties under this Agreement will inure to the benefit and will be binding upon their respective successors and permitted assigns. Neither this Agreement nor the respective rights, duties, obligations and responsibilities of Consultant under this Agreement may be assigned or transferred, in whole or in

part, by Consultant to any other person, association, organization, company or other entity (including subcontractors) without the prior written consent of the Company.

13. Resolving Disputes. If a dispute arises among the parties hereto, the parties agree to first try in good faith to settle the dispute by mediation administered by the American Arbitration Association before resorting to litigation. Mediator will be mutually agreed to by both parties and will be located in Littleton, Colorado. The costs of any mediation proceeding shall be shared equally by all parties. Company and consultant both agree that any dispute over fees or work will be submitted for resolution to the American Arbitration Association. Such arbitration shall be binding and final. IN AGREEING TO ARBITRATION, COMPANY AND CONSULTANT BOTH PARTIES ACKNOWLEDGE THAT, IN THE EVENT OF A DISPUTE OVER FEES CHARGED OR WORK PERFORMED BY THE CONSULTANT, EACH PARTY IS GIVING UP THE RIGHT TO HAVE THE DISPUTE DECIDED IN A COURT OF LAW BEFORE A JUDGE OR JURY AND INSTEAD ARE ACCEPTING THE USE OF ARBITRATION FOR RESOLUTION.

14. Venue and Applicable Law. If any civil action, complaint or claim is brought under the terms of this Agreement, or between the parties, such action will be governed by and construed in accordance with the laws of the state of Delaware. The parties irrevocably and unconditionally consent to the exclusive jurisdiction of the federal and state courts located in Delaware for any action, suit, or proceeding arising or relating hereto.

15. Attorney's Fees. If any legal dispute arises under the terms of this Agreement, or between the Parties based on their contractual arrangement, the prevailing party in any legal dispute shall be entitled to recover reasonable attorney's fees and costs incurred in the dispute, in addition to any damages awarded.

16. Miscellaneous.

(a) Should any provision of this Agreement or the application thereof, to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application thereof, other than those provisions held invalid or unenforceable, will not be affected thereby and will continue valid and enforceable to the fullest extent permitted by law or equity.

(b) No waiver by either party of any breach of this Agreement will be construed as a waiver of any succeeding breach of this Agreement.

(c) This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Agreement.

(d) This Agreement represents the entire and integrated agreement between the parties and supersedes all prior negotiations, representations or agreements, either written or oral regarding the subject matter thereof.

(e) This Agreement may be amended only by a written instrument signed by both the Company and Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

CONSULTANT:

John Ballard

THE COMPANY:

EMF Medical Devices, Inc.

By: Madding King
Madding King
Director

By: Jim Holt
Jim Holt
Director